   As filed with the Securities and Exchange Commission on September 30, 1999

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              OMNOVA SOLUTIONS INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
         (State or Other Jurisdiction of Incorporation or Organization)

                                   34-1897652
                      (I.R.S. Employer Identification No.)

     175 Ghent Road, Fairlawn, Ohio                             44333-3300
(Address of Principal Executive Offices)                        (Zip Code)

                  OMNOVA SOLUTIONS INC. OPTION ADJUSTMENT PLAN
                            (Full Title of the Plan)

                                Cynthia A. Slack
                                    Secretary
                              OMNOVA Solutions Inc.
                                 175 Ghent Road
                            Fairlawn, Ohio 44333-3300
                     (Name and Address of Agent For Service)

Telephone Number, Including Area Code, of Agent For Service:   330/869-4200

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------
     Title Of               Amount         Proposed           Proposed           Amount Of
   Securities               To Be          Maximum            Maximum          Registration
      To Be              Registered       Offering           Aggregate             Fee
   Registered                             Price Per          Offering
                                           Share (1)          Price (1)
- --------------------------------------------------------------------------------------------
Common Stock
Par Value $0.10          2,900,000         $ 9.25          $ 26,825,000          $ 7,458
- --------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h)(1) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average high and low sale prices for such common stock, par value $0.10 per share of OMNOVA Solutions Inc. ("Common Stock") on the New York Stock Exchange on September 29, 1999.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

                  (a) the Registrant's Registration Statement on Form 10 filed with the Commission on July 9, 1999, as amended on July 22, 1999, as amended on August 23, 1999 and as amended on September 15, 1999 (the "Form 10");

                  (b) the Registrant's Current Report on Form 8-K dated September 24, 1999 and filed with the Commission on September 24, 1999;

                  (c) the description of the Common Stock of the Registrant contained under the heading "Item 11. Description of Registrant's Securities to be Registered" in the Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act");

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 5.           Interests of Named Experts and Counsel

                  The opinion and consent of James C. LeMay, Senior Vice President, Law and General Counsel of the Registrant, addressing certain legal matters is attached hereto as Exhibit 5.1. Immediately after completion of the spin-off of the Registrant from GenCorp Inc., Mr. LeMay is expected to be the beneficial owner of 12,323 shares of the Registrant's Common Stock.

Item 6.           Indemnification of Directors and Officers

                  Sections 30, 31 and 32 of the Registrant's Amended and Restated Code of Regulations are incorporated herein by reference to Exhibit 3.4 of the Registrant's Form 10.

                  The Registrant expects to enter into indemnity agreements with its directors and officers, and expects to maintain directors and officers liability insurance for its directors and executive officers. Item 12 of the Registrant's Form 10 is incorporated into this registration statement by reference.

Item 8.           Exhibits.

                  4.1 Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form 10 as filed with the Commission on July 9, 1999.

                  4.2 Amended and Restated Code of Regulations of the Registrant, incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form 10 as filed with the Commission on July 9, 1999.

                  4.3      OMNOVA Solutions Inc. Option Adjustment Plan.

                  5.1      Opinion regarding legality.

                  23.1     Consent of Counsel (included in Exhibit 5.1).

                  23.2     Consent of Ernst & Young LLP.

                  23.3     Consent of Arthur Anderson LLP.

                  23.4     Consent of PricewaterhouseCoopers.

                  24.1 Power of Attorney for John B. Yasinsky, Michael E. Hicks, Nathaniel J. Mass and James C. LeMay.

Item 9.           Undertakings.


                  (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                               (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairlawn, State of Ohio, on this 30th day of September, 1999.


                                                OMNOVA SOLUTIONS INC.
                                                     (Registrant)

                                                By: /s/ Cynthia A. Slack
                                                    ---------------------
                                                    Cynthia A. Slack
                                                    Secretary

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                              TITLE

       *                               Chief Executive Officer and Director
- --------------------------             (principal executive officer)
John B. Yasinsky


       *                               Senior Vice President and Chief Financial
- --------------------------             Officer and Director (principal financial
Michael E. Hicks                       officer and principal accounting officer)


/s/ Cynthia A. Slack                   Director
- --------------------------
Cynthia A. Slack


       *                               Director
- --------------------------
Nathaniel J. Mass


       *                               Director
- --------------------------
James C. LeMay

* This Registration Statement has been signed on behalf of the above officers and directors by Cynthia A. Slack, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED:  September 30th, 1999                By:  /s/ Cynthia A. Slack
                                                 ---------------------------
                                                 Cynthia A. Slack

                                  EXHIBIT INDEX

                  Exhibits.


                  4.1 Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form 10 as filed with the Commission on July 9, 1999.

                  4.2 Amended and Restated Code of Regulations of the Registrant, incorporated by reference to Exhibit 3.4 of the Registrant's Registration Statement on Form 10 as filed with the Commission on July 9, 1999.

                  4.3      OMNOVA Solutions Inc. Option Adjustment Plan.

                  5.1      Opinion regarding legality.

                  23.1     Consent of Counsel (included in Exhibit 5.1).

                  23.2     Consent of Ernst & Young LLP.

                  23.3     Consent of Arthur Andersen LLP

                  23.4     Consent of PricewaterhouseCoopers.

                  24.1 Power of Attorney for John B. Yasinsky, Michael E. Hicks, Nathaniel J. Mass and James C. LeMay.